EXHIBIT 10.39

NEW SHAREHOLDERS AGREEMENT

This New Shareholders Agreement, (this “New Shareholders Agreement”), is hereby made and entered into this 18th day of December 2009, (the “Execution Date”), by and among:

Tanaka Holdings Kabushiki Kaisha, (“TKK/THD”), a company incorporated under the laws of Japan with its registered offices located at Tokyo Building 22F, 7-3, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-6422, Japan,

Tanaka Kikinzoku Kogyo Kabushiki Kaisha, (“TKK”), a company incorporated under the laws of Japan with its registered offices located at Tokyo Building 22F, 7-3, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-6422, Japan,

Catalytic Solutions, Inc., (“CSI”), a company incorporated under the laws of the State of California, USA, with its registered offices located at 4567 Telephone Road, Suite 206, Ventura, California 93003 United States of America,

and

TC Catalyst, Inc., (“TC Catalyst”), a company incorporated under the laws of Japan with its registered offices located at Tokyo Building 22F, 7-3, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-6422, Japan

WITNESSETH

WHEREAS, TKK/THD and CSI executed that certain Shareholders Agreement dated as of February 13, 2008, (the “Original Shareholders Agreement”), pursuant to which TKK/THD and CSI established, as equal shareholders, the joint venture company TC Catalyst, and which Original Shareholders Agreement TC Catalyst joined as a party by means of a written acknowledgement dated June 11, 2008; and

WHEREAS, TKK/THD, CSI and TC Catalyst amended the Original Shareholders Agreement pursuant to that certain First Amendment Agreement dated as of June 11, 2008, (the “First Amendment Agreement”); and

WHEREAS,  TKK/THD and CSI executed that certain Purchase and Sale Agreement dated as of December 22, 2008, (as amended by that certain Amendment to Purchase and Sale Agreement also executed by TKK/THD and CSI dated as of December 22, 2008, the “First Purchase and Sale Agreement”), pursuant to which TKK/THD purchased from

CSI 400 common shares in the capital of TC Catalyst, making the shareholding ratio of TC Catalyst shares between TKK/THD and CSI 70% and 30%, respectively, and TKK/THD further purchased from CSI certain rights in the Territory, as such term is defined in the Original Shareholders Agreement, to technology relating to HDU, as such term is defined in the Original Shareholders Agreement; and

WHEREAS, TKK/THD, CSI and TC Catalyst further amended the Original Shareholders Agreement in connection with the First Purchase and Sale Agreement and the transactions related thereto by executing that certain Second Amendment Agreement dated as of December 22, 2008, (the “Second Amendment Agreement”); and

WHEREAS, TKK/THD, which was a party to, among other agreements with the other parties hereto, the Original Shareholders Agreement, the First Amendment Agreement, the Second Amendment Agreement and the First Purchase and Sale Agreement, and is a party to this New Shareholders Agreement, changed its corporate name on October 1, 2009 from “Tanaka Kikinzoku Kogyo Kabushiki Kaisha” to “Tanaka Holdings Kabushiki Kaisha”; and

WHEREAS, TKK/THD recently established a wholly-owned subsidiary under the name of “Tanaka Kikinzoku Kogyo Kabushiki Kaisha,” (the party “TKK” to this New Shareholders Agreement), which corporate name was the former name of TKK/THD, and, TKK/THD transferred to TKK, prior to the Execution Date, all of the common shares in the capital of TC Catalyst held by TKK/THD to TKK, (which transfer CSI acknowledges and consents to as set forth herein), together with all of its interests in the rights in the Territory to technology relating to HDU purchased from CSI; and

WHEREAS, TKK and CSI have executed that certain Second Purchase and Sale Agreement dated as of even date herewith, (the “Second Purchase and Sale Agreement”), pursuant to which TKK will purchase from CSI 500 common shares in the capital of TC Catalyst, making the shareholding ratio of TC Catalyst shares between TKK and CSI, as of the date of such purchase, 95% and 5%, respectively, and TKK will further purchase from CSI certain rights to technology relating to TWC and ZPGM, as such terms are defined in the Second Purchase and Sale Agreement; and

WHEREAS, as a result of the transactions contemplated by and relating to the Second Purchase and Sale Agreement, TKK/THD, TKK, CSI and TC Catalyst now desire to terminate the Original Shareholders Agreement, the First Amendment Agreement and the Second Amendment Agreement, and the related licensing and other agreements, and to replace the same with this New Shareholders Agreement,

NOW, THEREFORE, each of TKK/THD, TKK, CSI and TC Catalyst (each, a “Party” and collectively, the “Parties”), hereby agrees to abide in good faith with each of the following terms and conditions.

Article 1.

Definitions and Interpretation

1.1

As used in this New Shareholders Agreement in their capitalized forms, and in addition to the terms defined elsewhere herein, the following terms and expressions shall have the following meanings:

“Affiliate(s)” shall mean any corporation, partnership or organization which such party directly or indirectly controls, is controlled by or is under common control with as of the Execution Date. For the purpose of this Agreement, control shall mean the holding of 50 % or more of the voting stock or other ownership interest of the corporation or business entity involved.

“Articles” shall mean the Articles of Incorporation of TC Catalyst in the form attached to this New Shareholders Agreement as Attachment 1, as the same may be amended from time to time.

“Auditor” shall mean any statutory auditor from time to time nominated by TKK or CSI, and appointed by the general meeting of shareholders as set forth in this New Shareholders Agreement.

“Board” shall mean the Board of Directors of TC Catalyst.

“Business” shall mean the business of TC Catalyst as set forth in Article 2.1 below.

“Business Day” shall mean any day, other than a Saturday or Sunday, when banks in Tokyo Japan are open for the transaction of normal business.

“Confidential Information” shall mean any information owned or held by TKK, CSI or TC Catalyst, which information (i) is disclosed by such owning party to TKK, CSI and/or TC Catalyst or is learned by TKK, CSI or TC Catalyst, in either case in connection with this New Shareholders Agreement or the activities contemplated hereunder, (ii) relates to the business, customers, proprietary technology or other matters of such owning party and (iii) such owning party desires to be treated as confidential.  Confidential Information shall include the terms and conditions of this New Shareholders Agreement.  Confidential Information shall not include any information that (a) was in the public domain or already known to the receiving or learning party at the time of disclosure or at the time it was learned by TKK, CSI or TC Catalyst, (b) later becomes part of the public domain through no fault of the party to whom the same was disclosed or by whom the same was learned, (c) is disclosed to such receiving or learning party by a third party not subject to confidentiality restrictions or (d) otherwise independently developed for the receiving or learning party by its directors, employees or agents who had not been exposed to such information disclosed hereunder.

 “Diesel Catalysts” shall mean, collectively, diesel exhaust gas purification catalysts, including and limited to, platinum-group metal (which is defined as platinum, palladium and/or rhodium) containing oxidation catalysts for diesel engines, catalysts used in soot filters, selective catalyst reduction (with the use of hydrocarbons, ammonia and/or urea) for de-NOx for diesel engines and/or catalyzed particulate filters for diesel engines, for use in LVAs and HDUs.

“Director” shall mean any member of the Board from time to time nominated and appointed by the general meeting of shareholders as set forth in this New Shareholders Agreement.

“Honda” shall mean the Japanese corporation Honda Motors Co., Ltd.

“HDU” shall mean, with reference to the use or application of catalysts, the “heavy-duty” use of such catalysts in connection with gasoline, compressed natural gas and/or diesel fuels for commercial on-road and off-road vehicles, buses, trucks, delivery vans, mobile equipment, mobile power generation, marine vehicles, locomotives, stationary diesel genset applications, diesel mobile skid mounted gensets, natural gas mobile skid mounted gensets  and other heavy-duty applications, but specifically excluding emission reduction catalysts for large and small gas-turbine stationary and the use of catalysts in energy efficiency improvement systems.

 “LVA” shall mean, with reference to the use or application of catalysts, non-commercial light vehicles with gasoline, compressed natural gas fuels and/or diesel fuels, including two-wheeled vehicles, four-wheeled vehicles, automobiles, vans, mini-vans, sports utility vehicles, and vehicles owned by private individuals.

“Nissan” shall mean the Japanese corporation Nissan Motor Co., Ltd.

“Originally Seconded Employees” shall have the meaning provided in Article 6.1 below.

“Shareholder” shall mean any holder of any of Shares.

“Shareholder Majority” shall mean one or more Shareholders collectively holding no less than 70% of the Shares.

“Shares” shall mean the issued common shares in the capital of TC Catalyst.

“Support Period” shall mean the period of time described in Article 2.2 below.

“Support Staff” shall have the meaning provided in Article 6.2 below.

“Technology” shall mean all of the technology relating to TWCs and Diesel Catalysts for the LVA field, and Diesel Catalysts for the HDU field.

“Terminated Agreements” shall mean the agreements listed in Article 2.3 below.

“Territory” shall mean all of the following countries: Afghanistan, Bangladesh, Brunei, Bhutan, Burma (Myanmar), Cambodia, China, East Timor, Indonesia, Japan, Laos, Macau, Malaysia, Maldives, Mongolia, Nepal, North Korea, Pakistan, Philippines, Singapore, South Korea, Sri Lanka, Taiwan, Thailand, and Vietnam, and shall also include India solely with respect to or in connection with two-wheeled means of transportation.

“TWCs” shall mean three-way catalysts, including and limited to, low platinum group metal catalysts for gasoline and compressed natural gas (referred to as “CNG”) engines for use in LVAs, and specifically excluding any and all three way catalysts or parts thereof which does not include any platinum group metals (which is defined as platinum, palladium and rhodium).

1.2

In this New Shareholders Agreement, references to Articles are references to Articles of this New Shareholders Agreement.

1.3

In this New Shareholders Agreement, Article headings and other headings in this New Shareholders Agreement are intended for convenience of reference only and shall not affect the interpretation of this New Shareholders Agreement.

Article 2.

Business of TC Catalyst, Termination of Agreements, Articles

2.1

The business of the TC Catalyst shall be the undertaking of any and all transactions in products and services as may be permitted by the Articles, as such Articles may be amended from time to time, (the “Business”); provided, however, that TC Catalyst shall, and TKK shall, as the majority shareholder of TC Catalyst, cause TC Catalyst to, continue the activities set forth in Article 2.2 for the minimum period set forth therein, and further provided that all activities of TC Catalyst relating to the Technology shall be conducted solely within the Territory, except as may be otherwise permitted under this New Shareholders Agreement or pursuant to separate agreement between or among TKK, CSI and/or TC Catalyst.

2.2

For the period commencing on the Execution Date and expiring no earlier than June 30, 2010, (as further provided for in Article 6.3 below, the “Support Period”), TC Catalyst shall continue to employ the Support Staff as more fully set forth in Article 6.2, and shall assist CSI in the maintenance and support of the CSI accounts relating to Honda and Nissan, and such other Japanese corporations as

CSI and TC Catalyst may separately determine, as may be reasonably requested by CSI from time to time during the Support Period.

2.3

Each of TKK/THD, TKK, CSI and TC Catalyst hereby agrees that each of the following agreements, (the “Terminated Agreements”), shall be terminated in full effective as of the Execution Date, notwithstanding any provisions to the contrary in any of such Terminated Agreements, by mutual agreement of each of the Parties party to the same; (i) the Original Shareholders Agreement, (ii) the First Amendment Agreement, (iii) the Second Amendment Agreement, (iv) that certain Revised CSI Deed executed by TC Catalyst in favor of CSI, dated December 22, 2008, and described in Article 2.1 of the Second Amendment Agreement, and (v) that certain Revised CSI License Agreement executed by TC Catalyst and CSI, dated December 22, 2008, and described in Article 2.4 of the Second Amendment Agreement

2.4

Each of TKK/THD, TKK, CSI and TC Catalyst hereby acknowledges and agrees that the termination of each of the Terminated Agreements shall be without recourse of any kind with respect to any Party that was a party to each such Terminated Agreement, and that all of the Terminated Agreements shall be replaced in their entirety by this New Shareholders Agreement; provided, however, that the termination of the Terminated Agreements under Article 2.3 above shall not extinguish any rights or claims arising prior with in favor any Party prior to such termination, other than with respect to the waivers set forth in Article 2.5 below.

2.5

Notwithstanding the proviso of Article 2.4 above and for the avoidance of doubt, CSI hereby explicitly and fully waives any and all payments that were or may have been due to CSI by TC Catalyst, and any and all claims of CSI based on debts or obligations of TC Catalyst to with respect to (i) interest or principal on (a) the CSI Deed under the Original Shareholders Agreement prior to the Second Amendment Agreement or (b) the Revised CSI Deed, and (ii) any royalties or other payments under the (i) CSI License Agreement under the Original Shareholders Agreement prior to the Second Amendment Agreement or (b) the Revised CSI License Agreement.

2.6

Each of TKK and CSI hereby agrees that the Articles shall not be amended in such a manner as to conflict with or attempt to modify any of the provisions of this New Shareholders Agreement.

2.7

Notwithstanding anything in the Original Shareholders Agreement to the contrary, CSI hereby acknowledges and consents to the transfer by TKK/THD of all of the Shares held by TKK/THD to TKK.

Article 3.

Board of Directors

3.1

The Board shall be comprised of six Directors, or such other number of Directors, which in any event shall be no less than four, as may be determined by Shareholder Majority, each appointed by the general meeting of shareholders for the term of office up to the time of conclusion of the ordinary general meeting of shareholders regarding the last fiscal year ending within two (2) years after his or her appointment.  CSI shall have the right to nominate one Director and such right of nomination shall include the right to renominate, or to remove and replace such Director so nominated at any time and for any reason.  For the avoidance of doubt, TKK shall have the right to nominate the remaining number of Directors and such right of nomination shall include the right to re-nominate, or to remove and replace any Directors so nominated at any time and for any reason.  TKK and CSI hereby agree that the following person shall be the Director nominated by CSI as of the Execution Date:

Nominated by CSI:

Charles F. Call

3.2

Meetings of the Board shall be convened in accordance with the Articles and applicable law, and shall be held at such times as may be determined by the Board.  Any Director shall be entitled to require a Board meeting and in the event of a written request therefor by any Director, the Representative Director shall convene a meeting of the Board within two (2) weeks of the receipt of such request by giving advance written notice within five (5) days of the receipt of such request.  Advance written notice of no less than five (5) days shall be provided to all Directors and Auditors regarding the convening of a meeting of the Board, and relevant documents and materials shall be distributed to all Directors and Auditors together with such notice.  Directors and Auditors shall be permitted to participate in any meeting of the Board by means of video conferencing; provided, however, that such video conferencing provides all of the Directors and Auditors the ability to fully participate in such meeting and further provided that, in the event of technical problems preventing such full participation by any Director or Auditor, such meeting shall be reconvened at a later date.

3.3

A quorum for any meeting of the Board shall be no less than four Directors, or such other number of Directors as may be determined by Shareholder Majority, and all resolutions of the Board, other than with respect to any resolution described in Article 3.4 below, shall be passed by majority vote of all Directors present.  Each meeting of the Board shall be chaired by the then current Representative Director/President; provided, however, that in the event the Representative Director/President is unable to act as chairperson for any meeting of the Board for any reason, the chairperson shall be selected from among the attending Directors in the order established by resolution of the Board.

3.4

Any resolution proposing to modify or terminate, directly or indirectly, in any manner, the obligations of TC Catalyst under Article 2.2 above or Article 6.2 or Article 6.3 below shall be passed by unanimous vote of all Directors.

3.5

In the event TC Catalyst, TKK/THD and/or TKK incurs any losses, liabilities, damages or costs as a result of any claims by the Director appointed by CSI relating to wrongful or unfair dismissal, or any such related claims in connection with the removal of such Director by CSI, CSI shall indemnify TC Catalyst TKK/THD and/or TKK against the same.

3.6

In the event CSI incurs any losses, liabilities, damages or costs as a result of any claims by the Director appointed by TKK relating to wrongful or unfair dismissal, or any such related claims in connection with the removal of such Director by TKK or TC Catalyst, TKK shall indemnify CSI against the same.

Article 4

Shareholders

4.1

CSI, as a shareholder of TC Catalyst, shall be entitled to inspect the books and accounting records of TC Catalyst, and to make extracts and copies thereof; provided, however, that all of the foregoing shall be at the expense of CSI and shall be subject to reasonable advance notice to TC Catalyst.

4.2

TC Catalyst shall submit to CSI after the end of each fiscal year, as provided for under Japanese Corporate Law, a profit and loss statement, cash flow statement and balance sheet for the preceding fiscal year period.

4.3

Within three (3) months following the end of each fiscal year, an ordinary general meeting of the shareholders shall be convened.  One or more shareholders holding, collectively, the Shareholder Majority shall constitute a quorum.  Convening of the ordinary general meeting of the shareholders and the adoption of resolutions thereat shall be in accordance with the applicable provisions of Japanese Corporate Law.

Article 5.

Management of TC Catalyst and Auditing

5.1

The senior executive manager of TC Catalyst shall be the Representative Director/President, and at all times during such appointment, the Representative Director/President shall report to and be accountable to the Board with respect to the affairs of TC Catalyst.  The Representative Director/President shall be authorized to undertake the day-to-day administration and management of TC Catalyst, and such other duties and acts as set forth in this New Shareholders Agreement.

5.2

TC Catalyst shall have one Auditor, nominated by TKK, and appointed by the general meeting of shareholders, with the term of office for such Auditor to continue until the time of the conclusion of the ordinary general meeting of shareholders for the last fiscal year ending within four (4) years after his or her appointment.  TKK hereby appoints Ryozo Nakayama as Auditor, effective as of the Execution Date.

5.3

TC Catalyst shall keep full and accurate accounting records relating to the Business and all activities of TC Catalyst in accordance with the generally accepted accounting principles of Japan.

Article 6.

Employees

6.1

As of December 31, 2009, CSI shall recall all of the employees originally seconded by CSI to TC Catalyst and working on behalf of TC Catalyst as of the

Execution Date, other than the Support Staff, (the “Originally Seconded Employees”), and the employment of all Originally Seconded Employees shall be terminated as of such date.  For the avoidance of doubt, TC Catalyst shall pay the salary and bonus amounts with respect to each of the Originally Seconded Employees working on behalf of TC Catalyst as of the Execution Date for the month of December 2009 to CSI based on the monthly salary and bonus amounts previously determined by the Board and heretofore paid by TC Catalyst.  TKK, CSI and TC Catalyst hereby explicitly acknowledge and agree that TKK and TC Catalyst shall not be liable to CSI or to any Originally Seconded Employee for any payments or monies in addition to the above-described salary and bonus amounts, including, without limitation, any payment or reimbursement claims for or based on moving, relocation, dismissal, termination or retirement.

6.2

CSI shall designate up to two employees from among the Originally Seconded Employees, which employees shall continue to work at TC Catalyst during the Support Period, (the “Support Staff”).  The work of the Support Staff shall include, without limitation, the support of CSI accounts with Honda and Nissan, and such other Japanese corporations as CSI and TC Catalyst may separately determine.  TC Catalyst shall pay to CSI for each calendar month during the Support Period a total amount of salary and bonus for each employee working as a Support Staff, 750,000 Japanese Yen.  Upon expiration of the Support Period, as more fully set forth in Article 6.3 below, the work of the Support Staff on behalf of TC Catalyst shall automatically terminate and CSI shall recall all such Support Staff.  TKK, CSI and TC Catalyst hereby explicitly acknowledge and agree that TKK and TC Catalyst shall not be liable to CSI or to any Support Staff for any payments or monies in addition to the above-described salary and bonus amounts, including, without limitation, any payment or reimbursement claims for or based on moving, relocation, dismissal, termination or retirement.

6.3

For the avoidance of doubt, TC Catalyst may, in its sole discretion and for any reason, terminate the Support Period at any time following June 30, 2010.

6.4

In the event TC Catalyst and/or TKK incurs any losses, liabilities, damages or costs as a result of any claims by any Originally Seconded Employee or any Support Staff relating to such Originally Seconded Employee’s or such Support Staff’s employment by TC Catalyst at any time, (other than claims for on-the-job personal injury covered by workman’s compensation), or his/her recall or dismissal under this Article 6 or otherwise, CSI shall indemnify TC Catalyst and/or TKK against the same, and shall hold TC Catalyst and/or TKK harmless, including, without limitation, indemnifying TC Catalyst and/or TKK for all reasonable attorneys’ fees.

Article 7.

Funding, Dividends and Put Option

7.1

TKK and CSI hereby agree to provide additional funding required by TC Catalyst as capital investments or as loans, in the ratio equivalent to the shareholding ratio in TC Catalyst of TKK and CSI.

7.2

TKK shall be entitled to receive ninety-five percent (95%) of all distributions of dividends and profits, and assets in the event of dissolution, of TC Catalyst, and CSI shall be entitled to receive five percent (5%) of all distributions of dividends and profits, and assets in the event of dissolution, of TC Catalyst.

7.3

In the event CSI desires to sell all (and only all) of its Shares at any time following the expiration of the Support Period, CSI shall be entitled to require TKK pursuant to written notice to TKK to purchase such Shares within 10 Business Days for a purchase price in Japanese Yen equivalent to 5% of the total book value of TC Catalyst on the date of such written notice by CSI, as reasonably determined by a competent, objective appraiser designated by CSI.

Article 8.

Territorial Rights

8.1

Except as specifically provided for in the Second Purchase and Sale Agreement, CSI hereby agrees (i) not to compete directly, (ii) not to compete indirectly through acquisition (whether directly, by merger or otherwise) of another company, and (iii) to cause its Affiliates not to compete, with TC Catalyst within the Territory in connection with any products and/or services relating to the Technology for so long as TC Catalyst has not been dissolved and for so long as TC Catalyst holds a use license to the Technology from TKK.  CSI hereby acknowledges and agrees that, pursuant to the exclusive licensing of such technology by TKK to TC Catalyst, as among the Parties, TC Catalyst shall have the exclusive rights with respect to the sale of any products and the provision of any services relating to the Technology to any entity within the Territory, except as specifically provided for in the Second Purchase and Sale Agreement.

8.2

Except as specifically provided for in the Second Purchase and Sale Agreement, TC Catalyst hereby agrees not to compete with CSI outside of the Territory in connection any products and/or services relating to the Technology.  TC Catalyst hereby acknowledges and agrees that, as among the Parties, CSI shall have the exclusive rights with respect to the sale of any products and the provision of any services relating to the Technology to any entity outside of the Territory, except as specifically provided for in the Second Purchase and Sale Agreement,.

Article 9.

Representations and Warranties

9.1

TKK hereby warrants and represents to CSI that each of the following is true and accurate as of the Execution Date.

(a)

TKK is duly organized and existing in accordance with applicable law of Japan.

(b)

All actions, whether corporate, administrative or governmental, required to be taken for the execution and delivery by TKK of this New Shareholders Agreement and the transactions contemplated hereby have been taken and are in full force and effect.

I

The execution, delivery and performance of this New Shareholders Agreement by TKK does not contravene any applicable law, or to the best knowledge and belief of TKK, any provision of or constitute a default under any other agreement or instrument to which TKK is a party or by which TKK or its property may be bound.

(d)

This New Shareholders Agreement constitutes the valid obligation of TKK, enforceable against TKK in accordance with its terms.

9.2

CSI hereby warrants and represents to TKK that each of the following is true and accurate as of the Execution Date.

(a)

CSI is duly organized and existing in accordance with applicable law of the State of California, USA.

(b)

All actions, whether corporate, administrative or governmental, required to be taken for the execution and delivery by CSI of this New Shareholders Agreement and the transactions contemplated hereby have been taken and are in full force and effect.

I

The execution, delivery and performance of this New Shareholders Agreement by CSI does not contravene any applicable law, or to the best knowledge and belief of CSI, any provision of or constitute a default under any other agreement or instrument to which CSI is a party or by which CSI or its property may be bound.

(d)

This New Shareholders Agreement constitutes the valid obligation of CSI, enforceable against CSI in accordance with its terms.

Article 10.

Confidentiality

Each of TC Catalyst, TKK/THD, TKK and CSI shall hold all Confidential Information of any other Party, obtained by it, its directors, employees, representatives and agents, in strict confidentiality, and shall not disclose or divulge the same in any manner to any third party, or use the same itself in any manner not specifically permitted under this New Shareholders Agreement or by the Party owning such Confidential Information.  Each of TC Catalyst, TKK and CSI shall disclose Confidential Information of any other Party only to those of its directors, employees, representatives and agents that have a reasonable commercial need to know the same and that are bound by strict obligations of confidentiality with respect to such Confidential Information.  Each of TC Catalyst, TKK and CSI shall return to the original owner or destroy all documents, diagrams, reports and other materials, including, without limitation, electronic storage media, incorporating Confidential Information of any other Party, and any and all copies of the same, when so requested by such original owner.  In the event a competent government agency or court of law orders any of TKK, CSI or TC Catalyst to make disclosure of any Confidential Information owned by any other Party, the Party subject to such order shall promptly notify the Party owning such Confidential Information and the Parties shall cooperate in good faith to limit any such disclosure to the extent permissible under applicable law.  Notwithstanding the foregoing, TC Catalyst may disclose Confidential Information of TKK or CSI to CSI or TKK, as applicable, and/or its Affiliates, on a “need-to-know” basis and TC Catalyst shall require such recipients, other than TKK and CSI, to enter into written confidentiality agreements with identical terms to this New Shareholders Agreement in advance of receipt of any such Confidential Information.  Notwithstanding the foregoing, however, any Party may disclose the terms and conditions of this New Shareholders Agreement to any auditors of such Party, and any Party may disclose the terms and conditions of this New Shareholders Agreement in connection with any regulatory requirements relating to such Party.

Article 11.

Governing Law and Resolution of Disputes

11.1

This New Shareholders Agreement shall be governed by and interpreted in accordance with the laws of Japan.

11.2

Any claim, dispute or controversy arising between or among CSI on the one side, and any of TKK/THD, TKK and/or TC Catalyst on the other side, in relation to this New Shareholders Agreement, or any breach hereof, which cannot be satisfactorily settled through consultations in good faith among CSI and the other Parties, shall be finally settled by arbitration upon the written request of any such Party, before an arbitration tribunal of the International Court of Arbitration, in accordance with its rules and utilizing one arbitrator chosen jointly by TKK and CSI.  The place of arbitration shall be Tokyo, Japan.  Each of TKK/THD, TKK, CSI and TC Catalyst hereby agrees that any award of such arbitration tribunal shall be final and binding upon both Parties, and that judgment upon such award may be entered in any court having jurisdiction thereof.

Article 12.

Miscellaneous Provisions

12.1

This New Shareholders Agreement constitutes the entire agreement and understanding of TKK/THD, TKK, CSI and TC Catalyst as to the subject matter contained herein, and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to such subject matter.

12.2

This New Shareholders Agreement shall remain in effect in perpetuity unless terminated by a written instrument executed by all of the Parties.  This New Shareholders Agreement may be modified or amended only by a written instrument executed by all of the Parties.

12.3

In the event any of the provisions of this New Shareholders Agreement is or become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.  In the event of the invalidity, illegality or unenforceability of any provision hereof, TKK/THD, TKK, CSI and TC Catalyst shall consult in good faith in order to agree upon the terms of a provision that achieve as nearly as possible the same commercial effect, which provision shall be substituted for the provision found to be invalid, illegal or unenforceable.

12.4

Any written notice, communication or other document, including, without limitation, any process in any legal action or proceedings, which TKK/THD, TKK,

CSI and TC Catalyst may give or is required to give to any other Party in connection with this New Shareholders Agreement shall be delivered by hand or express courier service, with all charges prepaid, or by registered mail, with return receipt requested and postage prepaid, or sent by fax, with confirmation in hard copy delivered as set forth hereinabove, to such other Party at its address or fax number as first set out in this New Shareholders Agreement.  Any such notice, communication or other document shall be deemed to have been delivered and effective as of the date (i) of delivery if delivered by hand, (ii) three Business Days after the date when sent to the other Party by express courier service, (iii) five Business Days after the date when mailed to the recipient by registered mail, or (iv) on the Business Day following the day on which the same shall have been transmitted if sent by fax, subject to the sending of the hard copy as provided hereinabove.

12.5

No Party may assign, transfer or create any trust in respect of, or purport to assign, transfer or create any trust in respect of, any of its rights or obligations under this New Shareholders Agreement except as expressly permitted herein.

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IN WITNESS WHEREOF, each of TKK/THD, TKK, CSI and TC Catalyst has caused its duly authorized representative to execute this New Shareholders Agreement with effect from the Execution Date.

Tanaka Holdings Kabushiki Kaisha

/s/ Hideya Okamoto

Name:

Hideya Okamoto

Title:   Representative Director

and President

Tanaka Kikinzoku Kogyo Kabushiki Kaisha

/s/ Hideya Okamoto

Name:

Hideya Okamoto

Title:   Representative Director

and President

Catalytic Solutions, Inc.

/s/ Charles F. Call

Name:  Charles F. Call

Title:    Chief Executive Officer

TC Catalyst, Inc.

/s/ Toru Shoji

Name:

Toru Shoji

Title:   Representative Director

and President